EXHIBIT 1.6


                   NATIONAL FUEL GAS DISTRIBUTION CORPORATION
                                INCOME STATEMENT
                   FOR THE TWELVE MONTHS ENDED MARCH 31, 2005



Utility Operating Income
------------------------
Operating Revenues (400)                                                        $1,130,507,187
-----------------------                                                         ---------------


Operating Expenses
------------------
      Operation Expenses (401)                                                     936,936,972
      Maintenance Expenses (402)                                                    12,471,579
      Depreciation Expense (403)                                                    39,966,091
      Taxes Other Than Income Taxes (408.1)                                         46,806,927
      Income Taxes - Federal (409.1)                                                18,027,639
                      - Other (409.1)                                                3,238,163
      Provision for Deferred Income Taxes (410.1)                                   60,819,608
      (Less) Provision for Deferred Income Taxes - Cr. (411.1)                     (51,452,919)
                                                                                ---------------
              Total Utility Operating Expenses                                   1,066,814,060
                                                                                ---------------

              Net Utility Operating Income                                          63,693,127
                                                                                ---------------

Other Income
------------
      Nonutility Operating Income
         Revenues From Merchandising, Jobbing and Contract Work (415)                   56,585
         (Less) Costs and Exp. of Merchandising, Job. & Contract Work (416)           (189,539)
         Nonoperating Rental Income (418)                                                3,725
      Interest and Dividend Income (419)                                               376,011
      Allowance for Other Funds Used During Construction (419.1)                       127,013
      Miscellaneous Nonoperating Income (421)                                           17,858
                                                                                ---------------
              Total Other Income                                                       391,653
                                                                                ---------------

Other Income Deductions
-----------------------
      Miscellaneous Income Deductions (426.1 - 426.5)                                  934,503
                                                                                ---------------
              Total Other Income Deductions                                            934,503
                                                                                ---------------

Taxes - Other Income and Deductions
-----------------------------------
      Taxes Other Than Income Taxes (408.2)                                              5,238
      Income Taxes - Federal (409.2)                                                  (863,589)
      Income Taxes - Other (409.2)                                                      (8,429)
      (Less) Investment Tax Credits (420)                                             (673,722)
                                                                                ---------------
              Total Taxes - Other Income and Deductions                             (1,540,502)
                                                                                ---------------

              Net Other Income and Deductions                                          997,652
                                                                                ---------------

Interest Charges
----------------
      Amortization of Loss on Reaquired Debt (428.1)                                   421,954
      Interest on Debt to Associated Companies (430)                                16,262,318
      Other Interest Expense (431)                                                   3,420,995
      (Less) Allowance for Borrowed Funds Used During Construction (432)              (109,863)
                                                                                ---------------
              Total Interest Charges                                                19,995,404
                                                                                ---------------

Net Income                                                                         $44,695,375
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